Exhibit 10.3

BK Technologies Corporation

2025 Incentive Compensation Plan

RESTRICTED SHARE AGREEMENT

All capitalized terms used in this Restricted Share Agreement (this “Agreement”), but not otherwise defined herein, shall have the meanings ascribed to them in the BK Technologies Corporation 2025 Incentive Compensation Plan (the “Plan”).

I. NOTICE OF RESTRICTED SHARE AWARD

Grantee Name:
Address:

The Grantee (as designated above) has been granted an Award of Restricted Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:
Total Number of Restricted Shares:
Vesting Schedule: The Restricted Shares shall be vested based on the Grantee’ Continuous Service according to the following vesting schedule:

II. RESTRICTED SHARE AGREEMENT

1. Grant of Restricted Shares. The Company hereby grants to the Grantee named in the Notice of Restricted Share Award (the “Grantee”), the number of Restricted Shares set forth in the Notice of Restricted Share Award, subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. The Restricted Shares covered by this Award shall be represented by a stock certificate registered in the Grantee’s name or by uncertificated shares designated for the Grantee in book-entry form on the records of the Company’s transfer agent subject to the restrictions set forth in this Agreement. Any stock certificate issued shall bear all legends required by law and necessary to effectuate the provisions of this Agreement. Any stock certificate or book-entry uncertificated shares evidencing such Shares shall be held in custody by the Company.

2. Vesting of Restricted Shares. The Restricted Shares shall become vested based on the Grantee’s Continuous Service in accordance with the vesting schedule set forth above in the Notice of Restricted Share Award, and any unvested Restricted Shares shall automatically be forfeited in the event of the termination of the Grantee’s Continuous Service for any reason prior to a vesting date set forth in the vesting schedule above. Notwithstanding the foregoing: (i) in the event of a Change in Control, the vesting of the Restricted Shares will be governed by the applicable provisions of Section 21 of the Plan; and (ii) the Committee may, in its sole discretion, provide for the full or partial acceleration of vesting of the Restricted Shares in connection with the termination of the Grantee’s Continuous Service for any reason prior to a vesting date, including, but not limited to, termination of Continuous Service as a result of the Grantee’s death or “Disability”, defined as the Grantee’s permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

3. Voting and Dividends. The Grantee may exercise full voting rights with respect to the Restricted Shares, whether or not vested. Any dividends paid with respect to the Restricted Shares prior to vesting of the Restricted Shares shall be automatically deferred and accumulated by the Company in a bookkeeping account, and shall be paid to the Grantee in cash (without interest) only at such times as the underlying Restricted Shares become vested in accordance with this Agreement, with the Grantee’s right to payment of any such dividends being subject to the same risk of forfeiture, restrictions on transferability, and other terms of this Agreement as are the Shares with respect to which the dividends otherwise were payable.

4. Restriction on Transfer. The Grantee may not transfer any of the Restricted Shares prior to the applicable vesting date, except by the laws of descent and distribution.

5. Tax Obligations.

(a) Tax Consequences.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this Award.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement and the Plan.

(b) Withholding Taxes.  The Grantee may satisfy any federal, state or local tax withholding obligation relating to the grant or vesting of Restricted Shares under this Agreement by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company, including withholding from any cash dividends paid in connection with the vesting of Restricted Shares hereunder) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Restricted Shares otherwise issuable to the Grantee under this Agreement; provided, however, that no Shares are withheld with a value exceeding the amount of tax required to be withheld by law based on the maximum statutory tax rates in the applicable taxing jurisdictions; or (iii) delivering to the Company owned and unencumbered Shares.  The Grantee agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to this Award.

6. Entire Agreement; Governing Law.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  This Agreement shall be construed and enforced under the laws of the State of Nevada, without regard to choice of law provisions thereof.

7. No Guarantee of Continued Service.  The Grantee acknowledges and agrees that nothing in this Agreement or the Plan confer upon the Grantee any right to continued employment or other service with the Company or any Subsidiary or affiliate.

8. Data Privacy. In order to administer the Plan, the Company may process personal data about the Grantee. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business addresses and other contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By signing this Agreement, the Grantee gives explicit consent to the Company to process any such personal data. The Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which the Grantee works or is employed, including, if the Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

9. Plan and Prospectus Delivery. By signing this Agreement, the Grantee acknowledges that a copy of the Plan, the Plan Summary and Prospectus, and the Company's most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by or provided to the Grantee, and the Grantee consents to receiving the Prospectus Information electronically, or, in the alternative, agrees to contact the Chief Financial Officer of the Company to request a paper copy of the Prospectus Information at no charge. The Grantee also represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the Restricted Shares on the terms and subject to the conditions set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

BK TECHNOLOGIES CORPORATION

By:
Name:
Title:

GRANTEE

Name:
Address:

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